Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,680,998
Unrealized Gain (Loss) on Market Value of Futures	3,621,432
Dividend Income	20,938
Interest Income	80,077
ETF Transaction Fees	1,050
Total Income (Loss)	$5,404,495

Expenses
General Partner Management Fees	$46,575
Professional Fees	13,121
Brokerage Commissions	1,151
Non-interested Directors' Fees and Expenses	735
Prepaid Insurance Expense	507
NYMEX License Fee	1,164
Total Expenses	$63,253
Net Income (Loss)	$5,341,242

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$91,553,902
Withdrawals (350,000 Shares)	(7,697,098)
Net Income (Loss)	5,341,242

Net Asset Value End of Month	$89,198,046
Net Asset Value Per Share (4,000,000 Shares)	$22.30

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612